UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

RAPHAEL INDUSTRIES LTD.

(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta	T2M 3Y7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A

(Former name or former address, if changed since last report)

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Raphael Industries Ltd. ("Raphael") announced that on November 15, 2006 it agreed to extend its option to purchase one of its licensed databases to August 15th, 2007. In consideration of the extension Raphael has agreed to pay the licensor $10,000. The terms of the license otherwise remain in force and effect, stipulating that as of November 15, 2006 payments to Raphael on all generated revenues shall be reduced to 25% of the generated revenue, including revenue generated by third party agents. Prior to November 15, 2006 payments to Raphael on revenue generated by third party agents was 40% of the generated revenue. The outstanding balance to exercise the option to acquire the database from Free Enterprise Press remains at $50,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RAPHAEL INDUSTRIES LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	November 17, 2006